Magna Entertainment Corp.

337 Magna Drive
Aurora, Ontario,
Canada L4G 7K1
Tel (905) 726-2462
Fax (905) 726-7448

PRESS RELEASE

MAGNA ENTERTAINMENT CORP.

ANNOUNCES EXERCISE OF OPTION TO ACQUIRE REMAINING INTEREST IN

 THE MARYLAND JOCKEY CLUB

September 24, 2007, Aurora, Ontario, Canada......Magna Entertainment Corp. (“MEC”) (NASDAQ: MECA; TSX: MEC.A) announced today that it has exercised its option, pursuant to an agreement with certain companies controlled by Joseph DeFrancis and Karin DeFrancis (the “DeFrancis Entities”) to acquire the remaining interest in The Maryland Jockey Club (“MJC”) that it does not already own.  MJC is the trade name under which Pimlico Race Course and Laurel Park operate.  Under the terms of the Option Agreement, MEC will pay to the DeFrancis Entities approximately $18.3 million plus interest.  MEC first acquired its ownership position in MJC in November 2002 and the option arrangements were scheduled to expire in November 2007.

Frank Stronach, Chairman and Interim Chief Executive Officer of MEC, stated: “From the time we acquired control of MJC in 2002, we have intended to acquire the balance of the shares in the company.  The acquisition of this remaining interest in MJC was specifically contemplated in our recently announced Debt Elimination Plan, and reflects our intent to focus the business of MEC on our core strategic racetracks.  MJC is a core asset of MEC, and while thoroughbred racing in Maryland is currently facing many difficult obstacles, we remain optimistic that with the assistance of other stakeholders horse racing in the state can have a bright future.”

Pursuant to the initial acquisition arrangements, Joseph De Francis and Karin De Francis will be leaving MJC in the near future, although Joe will remain a Director of MEC and MEC expects to continue working with Joe in connection with matters of importance to MEC.

Mr. Stronach stated, “On behalf of the Board of Directors of MEC, I would like to thank Joe and Karin for their contributions to MJC and MEC.  I have worked with Joe and Karin for many years and I wish them well in their future endeavours.”

Joe DeFrancis stated: “On behalf of my sister and me, I want to thank Frank for the opportunities he has given us over these last five years.  We have both enjoyed working with MEC, and I look forward to continuing to contribute to MEC through my role on the Board.”

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, acquires, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet®, a national Internet and telephone account wagering system, as well as MagnaBet™ internationally.  Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV™, a 24-hour horse racing television network, and TrackNet Media Group LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, statements regarding: the potential impact of our debt reduction efforts, as to which there can be no assurance of success; expectations as to our potential ability to improve operations efficiency; expectations as to our ability to complete asset sales at appropriate prices and in a timely manner; and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from such forward-looking statements. Factors that could cause actual results to differ materially from our forward-looking statements include, but may not be limited to, material adverse changes: in general economic conditions, the popularity of racing and other gaming activities as recreational activities, the regulatory environment affecting the horse racing and gaming industries, and our ability to develop, execute or finance our strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that there will not be any material adverse changes: in general economic conditions, the popularity of horse racing and other gaming activities, the regulatory environment, and our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For more information, please contact:

Blake Tohana

Executive Vice-President and Chief Financial Officer

Magna Entertainment Corp.

905-726-7493